PLENTY FAME HOLDING, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$103,616	$6,768
Accounts receivable	-	48,733
Inventories	878,912	1,121,068
Amount due from a shareholder	82,297	-
Prepaid expenses and other receivables	411,778	447,241
Total current assets	1,476,603	1,623,810

Property, plant and equipment, net	3,381,659	3,431,223
Land use rights, net	96,480	97,056
Deferred tax assets	533,150	450,966

Total Assets	$5,487,892	$5,603,055

Liabilities and stockholders’ equity
Liabilities
Current liabilities
Other liabilities	$1,872,640	$1,876,480
Loans from related parties	-	996,880
Short term debt	687,610	689,020
Accounts payable	134,194	153,004
Accrued expenses and other payables	585,182	382,127
Taxes payable	428,416	23,899
Amount due to a shareholder	-	12,741
Total current liabilities	3,708,042	4,134,151

Long term debt	302,841	303,462
Long term accrued expenses	153,615	142,935

Total liabilities	$4,164,498	$4,580,548

Stockholders’ equity
Common stock: Par value $1 per share; 50,000 shares authorized,issued and outstanding	$50,000	$50,000
Additional paid in capital	1,882,689	1,882,689
Accumulated deficit	(870,110)	(1,173,091)
Accumulated other comprehensive income	260,815	262,909
Total stockholders’ equity	$1,323,394	$1,022,507

Total liabilities and stockholders’ equity	$5,487,892	$5,603,055

See accompanying notes to condensed consolidated financial statements

PLENTY FAME HOLDING, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (UNAUDITED)

	For the three months ended
	March 31,
	2009	2008

Revenues	$1,286,753	$-

Cost of sales	331,640	-

Gross profit	955,113	-

Expenses
Selling and distribution	369,030	-
General and administrative (inclusive of depreciation)	112,757	43,668
Operating profit/(loss)	473,326	(43,668)

Other expense
Interest expense	45,698	10,478
Total other expenses	45,698	10,478

Income/(loss) from operations before provision for income taxes	427,628	(54,146)

Provision for income taxes	124,647	(13,536)

Net income/(loss) for the period	$302,981	$(40,610)

Other comprehensive income
(Loss)/gain on foreign currency translation	(2,094)	50,100

Total comprehensive income for the period	$300,887	$9,490

Earnings/(loss) per share, basic and diluted	$6.06	$(0.81)

Weighted average number of shares outstanding, basic and diluted	50,000	50,000

See accompanying notes to condensed consolidated financial statements

PLENTY FAME HOLDING, LTD. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the three months ended
	March 31,
	2009	2008

Cash flow from operating activities
Net income/(loss) for the period	$302,981	$(40,610)
Adjustments to reconcile net loss to net cash provided by/ (used in) operating activities:
Depreciation	42,543	43,309
Amortization of land use rights	377	360
Deferred tax income	(83,107)	(13,536)
Changes in assets and liabilities:
Decrease/(increase) in accounts receivables	48,733	(51,473)
Decrease/(increase) in inventories	242,156	(296,129)
Decrease/(increase) in prepaid expenses and other receivables	35,463	(20,651)
Increase in amount due from a shareholder	(82,297)	-
(Decrease)/increase in accounts payables	(18,810)	268,866
Increase in accrued expenses and other payables	213,735	49,311
Increase in taxes payable	404,517	-

Net cash provided by/(used in) operating activities	1,106,291	(60,553)

Investing activities
Additions to property, plant and equipment	-	(4,216)

Net cash used in operating activities	-	(4,216)

Financing activities
Repayment of loans from related parties	(996,880)	-
(Decrease)/increase in amount due to a shareholder	(12,741)	80,702

Net cash (used in)/provided by financing activities	(1,009,621)	80,702

Net increase in cash and cash equivalents	96,670	15,933

Effect of foreign exchange rate changes	178	(7,159)

Cash and cash equivalents at January 1	6,768	10,296

Cash and cash equivalents at March 31	$103,616	$19,070

Cash paid for interest	$23,738	$-

Cash paid for income taxes	$-	$-

See accompanying notes to condensed consolidated financial statements

PLENTY FAME HOLDING, LTD. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2009

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Plenty Fame Holding, Ltd. (“Plenty Fame”) was incorporated on January 18, 2008 under the laws of British Virgin Islands (the “BVI”). Plenty Fame and its subsidiaries (collectively known as the “Company”) are principally engaged in trading of i) health products; ii) feminine hygiene and beauty products; iii) lingerie products; and iv) Chinese herbal tea products in the People’s Republic of China (“PRC” or “China”).

As of March 31, 2009, the subsidiaries of the Company are summarized as follows:

Name	Domicile and date of incorporation	Paid-in capital	Effective ownership	Principal activities

Prospect Hong Kong Development Limited (“Prospect”)	Hong Kong Special Administrative Region (“HKSAR”) October 17, 2008	HK$10,000	100%	Investment holding

Jiangxi Jien Industries Limited (“Jiangxi Jien” or the “PRC Subsidiary”)	The PRC April 8, 1997	RMB16,000,000	100%	Trading of i) health products; ii) feminine hygiene and beauty products; iii) lingerie products; and iv) Chinese herbal tea products

On December 12, 2008, Plenty Fame acquired 100% ownership of Prospect. On May 14, 2009, Prospect obtained an approval from Department of Commerce of Jiangxi Province, the PRC to acquire 100% ownership of Jiangxi Jien. Immediate after the transaction, Jiangxi Jien became a wholly owned foreign enterprise registered in the PRC.

The above transactions were accounted for as reverse acquisition, whereby Plenty Fame recognized the assets and liabilities transferred at their carrying amounts. Accordingly, Plenty Fame’s historical financial statements have been prepared to give retroactive effect to these mergers, and represent the operations o f Prospect and Jiangxi Jien. Subsequent to the above share transactions, Jiangxi Jien became the surviving business of the Company.

NOTE 2 – PRINCIPLES OF CONSOLIDATION

The unaudited interim financial statements of the Company for the three months ended March 31, 2009 and 2008 have been prepared pursuant to the rules & regulations of the SEC. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the following disclosures are adequate to make the information presented not misleading.  All significant intercompany balances and transactions have been eliminated. The functional currency for the majority of the Company’s operations is the Renminbi (“RMB”), while the reporting currency is the US Dollar.

In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Company’s financial position as of March 31, 2009, the results of its operations and cash flows for the three months ended March 31, 2009 and 2008.

The results of operations for the three months ended March 31, 2009 are not necessarily indicative of the results for a full year period.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in China and HKSAR through its subsidiaries.

(b)

Inventories

Inventories consisting of trading goods, packing and other materials are stated at the lower of cost or net realizable value. Inventory costs are calculated using a weighted average method of accounting.

(c)

Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

(i)

Persuasive evidence of an arrangement exists,

(ii)

Delivery has occurred,

(iii)

The seller’s price to the buyer is fixed or determinable, and

(iv)

Collectibility is reasonably assured.

(d)

Earnings Per Share

Earnings per share is calculated in accordance with the SFAS No. 128, “Earnings Per Share” (“SFAS 128”). Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

As of the balance sheet dates, there were no dilutive securities outstanding.

(e)

Fair Value of Financial Instruments

The Company values its financial instruments as required by SFAS No. 157, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company, using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, prepaid expenses and other receivables, amount due from related parties, accounts payable, bank and other borrowings, accrued expenses and other payables, taxes payable, and amount due to related parties.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented, due to the short maturities of these instruments and the fact that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profiles at respective period/year end.

(f)

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States Dollars (US$). The functional currency of the Company is RMB. Capital accounts of the consolidated financial statements are translated into US$ from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. Adjustments resulting from the translation of the Company’s financial statements are recorded in other comprehensive income. The translation rates are as follows:

	March 31,	December 31,	March 31,
	2009	2008	2008

Period/ Year end RMB : US$ exchange rate	0.1463	0.1466	0.1426
Average period/ yearly RMB : US$ exchange rate	0.1463	0.1439	0.1397

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/US$ exchange rate into a flexible rate under the control of the PRC’s government. The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(g)

Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards and their effect on the Company.

In December 2007, the FASB issued SFAS No. 160; Noncontrolling Interest in Consolidated Financial Statements, and amendment of ARB 51, which changes the accounting and reporting for minority interest.  Minority interest will be recharacterized as noncontrolling interest and will be reported as component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in change in control will be accounted for as equity transactions.  In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the date of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings.  SFAS No. 160 is effective for the Company beginning January 1, 2009 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. The Company has not had any material effect on its results of operations or financial condition, due to the adoption of SFAS No. 160.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, which replaces SFAS No. 141. The statement establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any controlling interest; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The provisions of SFAS No. 141R are effective for the Company for business combinations for which the acquisition date is on or after April 1, 2009. The adoption of SFAS No. 141R will not have a material impact on the Company’s financial statements unless acquisitions are made.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). The intent of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other applicable accounting literature. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company’s adoption of FSP FAS 142-3 has not had an impact on its results of operations or financial condition.

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”), which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the computation of earnings per share under the two-class method described in SFAS No. 128, Earnings per Share. FSP EITF 03-6-1 is effective retrospectively for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The adoption of FSP EITF 03-6-1 has had no material impact the Company’s financial condition and results of operations.

In October 2008, the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP 157-3”), to clarify the application of the provisions of SFAS 157 in an inactive market and how an entity would determine fair value in an inactive market. FSP 157-3 was effective upon issuance and applies to the Company’s current financial statements. The application of the provisions of FSP 157-3 did not materially affect the Company’s results of operations or financial condition for the period ended March 31, 2009.

In June 2008, the FASB issued EITF No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, effective for financial statements issued for fiscal periods and interim periods beginning after December 15, 2008. EITF No.07-5 provides guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock. The adoption of EITF No. 07-5 did not have a material effect on the Company’s financial statements.

In December 2008, the FASB issued FSP SFAS 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets. FSP SFAS 132(R)-1 requires an employer to provide certain disclosures about the assets held by its defined benefit pension or other postretirement plans. The required disclosures include the investment policies and strategies of the plans, the fair value of the major categories of plan assets, the inputs and valuation techniques used to develop fair value measurements and a description of significant concentrations of risk in plan assets. FSP SFAS 132(R)-1 is effective for fiscal years ending after December 15, 2009. The Company does not expect the adoption of FSP SFAS 132(R)-1 to have a material impact on its Financial Statements.

In April 2009, the FASB issued FSP SFAS No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. Under FSP SFAS No. 157-4, transactions or quoted prices may not accurately reflect fair value if an entity determines that there has been a significant decrease in the volume and level of activity for the asset or the liability in relation to the normal market activity for the asset or liability (or similar assets or liabilities). In addition, if there is evidence that the transaction for the asset or liability is not orderly; the entity shall place little, if any weight on that transaction price as an indicator of fair value. FSP SFAS No. 157-4 is effective for periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 subject to the early adoption of FSP SFAS No. 115-2 and SFAS No. 124-2. The Company did not elect to early adopt FSP SFAS No. 157-4; however, it does not expect the adoption to have a material impact on its Financial Statements.

In considering all recent accounting pronouncements issued by the FASB, EITF, AICPA or SEC, the Company does not expect that the adoption of any of these future accounting pronouncements will have a material effect on the Company’s future reported financial position or results of operations.

NOTE 4 – INVENTORIES

As of the balance sheet dates, the Company’s inventories are summarized as follows:

	March 31,	December 31,
	2009	2008

Trading inventories	$873,053	$1,114,240
Packing and other materials	5,859	6,828

Total	$878,912	$1,121,068

NOTE 5 – PREPAID EXPENSES AND OTHER RECEIVABLES

As of the balance sheet dates, the Company’s prepaid expenses and other receivables are summarized as follows:

	March 31,	December 31,
	2009	2008

Prepaid expenses	$408,163	$441,723
Other receivables	3,615	5,518

Total	$411,778	$447,241

Include in prepaid expenses as of March 31, 2009, there is a deposit of $314,910 paid to Shenzhen Hanen Technology Limited (formerly known as “Shenzhen Meikomeile Commercial Limited), a major supplier of the Company, for purchase of trading inventories. On February 10, 2009, a director of Shenzhen Hanen became one of the Company directors.

The Company evaluates prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company.

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment of the Company consist primarily of manufacturing facilities and equipment owned and by Jiangxi Jien in the PRC. As of the balance sheet dates, property, plant and equipment are summarized as follows:

	Depreciable Lifes	March 31, 2009	December 31, 2008

At cost:
Plant	40 years	$2,468,414	$2,473,475
Machinery	15 years	1,613,017	1,616,324
Motor vehicle	10 years	107,501	107,722
Office equipment	5 years	42,207	42,294
Construction in progress	N/A	527,945	529,028
		4,759,084	4,768,843
Less: Accumulated depreciation		(1,377,425)	(1,337,620)

Property, plant and equipment, net		$3,381,659	$3,431,223

Depreciation expense for the three months ended March 31, 2009 and 2008 was $42,543 and $43,309 respectively.

The Company’s construction in progress represents properties under construction.  These assets are restricted to sale as of March 31, 2009 and up to the date of this report.  Details of which have been disclosed in note 10 to the condensed consolidated financial statements.

NOTE 7 – LAND USE RIGHTS

The Company’s land use rights represent the cost for purchasing the rights to use the leasehold land in the PRC for the production facilities of Jiangxi Jien. According to the law of the PRC, the government owns all the land in the PRC. Companies or individuals are only authorized to possess and use the land through land use rights granted by the PRC government.

As of the balance sheet dates, the Company’s land use rights are summarized as follows:

	Depreciable	March 31,	December 31,
	lifes	2009	2008
At cost:
Land use rights	59 – 60 years	$111,232	$111,460

Less: Accumulated amortization		(14,752)	(14,404)

Total		$96,480	$97,056

Amortization for the three months ended March 31, 2009 and 2008 was $377 and $360, respectively.

The Company’s land use rights are restricted to sale as of March 31, 2009 and up to the date of this report.  Details of which have been disclosed in note 10 to the condensed consolidated financial statements.

NOTE 8 – DEFERRED TAX ASSETS

As of the balance sheet dates, the components of the Company’s deferred tax assets are summarized as follows:

	March 31,	December 31,
	2009	2008
Arising from:
Difference in depreciation and amortization	$302,881	$292,750
Difference in recognition of expenses between accounting
and PRC tax practice (timing differences)	230,269	158,216
Total	$533,150	$450,966

NOTE 9 – AMOUNT DUE FROM/TO A SHAREHOLDER

The amount due from/to a shareholder represents temporary advances to/from Mr. Ye Xinzhang for the Company’s daily operating expenses.  The balances are unsecured, interest free and have no fixed terms of repayments.

NOTE 10 – OTHER LIABILITIES

	March 31, 2009	December 31, 2008

Other liabilities	$1,872,640	$1,876,480

In 2003, the Company was involved in litigation matters with two local banks in PRC as Jiangxi Jien was unable to settle bank borrowings of RMB16,200,000 in aggregate.

Pursuant to legal opinion, the Court of Anyi Municipal, Jiangxi Province, China (the “Court of Anyi”) ruled in 2003 that the final settlement payable by Jiangxi Jien is RMB12,800,000. Meanwhile, Jiangxi Jien’s properties, properties under construction, and land use rights have been restricted to sale until the above debt is fully settled.

On February 18, 2009, Prospect, the immediate holding company of Jiangxi Jien, advised the Court of Anyi that the entire RMB12,800,000 will be settled before December 15, 2009.

At the same time, Shenzhen Hanhong Investments Limited (“Shenzhen Hanhong”), a related company with common directorship, has provided a guarantee in favour of the Court of Anyi for repayment of the outstanding debt.  Mr. Chen Xing Hua has been appointed as director of Plenty Fame since December 12, 2008. Mr. Chen is also a common director of Shenzhen Hanhong. As such, the guarantee granted by Shenzhen Hanhong is a related party transaction.

NOTE 11 – LOANS FROM RELATED PARTIES

The Company has entered into arrangements with related parties to borrow unsecured RMB funds. The table below shows the details of the borrowings:

			Effective interest rate		Outstanding balance
	Due		March 31,	December	March 31,	December
Name of related parties	date	Nature	2009	31, 2008	2009	31, 2008

Shenzhen Hanhong Investments Limited	May, 2009	Unsecured	12.0%	12.0%	$-	$776,980
Chen Xing Hua	January, 2009	Unsecured	12.0%	12.0%	-	219,900

Current portion					$-	$996,880

Mr. Chen Xing Hua is a common director of Plenty Fame and Shenzhen Hanhong (See Note 10). As such, the loans from the director, and the related company with common director, are related party transaction as of March 31, 2009 and December 31, 2008, respectively.

All the loans from related parties were settled by the Company during the three months ended March 31, 2009.  Interest expense in connection with these loans for periods ended March 31, 2009 and 2008 were $34,381 and Nil, respectively.

NOTE 12 – DEBT

The Company’s debt is summarized as follows:

			Effective interest rate		Outstanding balance
Name of parties	Due date	Nature	March 31, 2009	December 31, 2008	March 31, 2009	December 31, 2008

Qin Jianguo – (i)	September, 2010	Unsecured	19.1%	10.8%	$302,841	$303,462
Shenzhen Ziyunjin Investments Limited – (ii)	June, 2009	Unsecured	12.0%	12.0%	687,610	689,020
					990,451	992,482
Less: Repayable after one year but within two years (long term debt)					(302,841)	(303,462)

Short term debt					$687,610	$689,020

(i)

Pursuant to the loan agreement entered into between Jiangxi Jien and Qin Jianguo on September 30, 2005, interest expense levied on the borrowing amount is fixed at RMB1,500,000 (equivalent to $219,450 as of March 31, 2009), repayable on the due date and is being accrued over the loan period (please also see footnote 13).

(ii)

A director of Shenzhen Ziyunjin Investments Limited became a shareholder of Plenty Fame on February 10, 2009.

Debt interest expense for the three months ended March 31, 2009 and 2008 was $11,318 and $10,478, respectively.

NOTE 13 – ACCRUED EXPENSES AND OTHER PAYABLES

As of the balance sheet dates, the Company’s accrued expenses and other payables are summarized as follows:

	March 31, 2009	December 31, 2008

Accrued operating expenses	$-	$89,947
Accrued interest expenses – (i)	153,615	142,935
Other payables	585,182	292,180
Less: Accrued interest expenses repayable	738,797	525,062
after one year but within two years – (i)	(153,615)	(142,935)

Current portion	$585,182	$382,127

(i)

Amount represents accrued interest expense for loan from Qin Jianguo (please also see footnote 12).

Other payables consist of amounts owed by the Company to various entities that are incurred by the Company outside of the normal course of business operations.  These liabilities and accrued operating expenses are non interest bearing and are payable within one year.

NOTE 14 – TAXES PAYABLE

As of the balance sheet dates, the Company’s taxes payable are summarized as follows:

	March 31, 2009	December 31, 2008

Income tax payables	$196,270	$9,935
Value added tax payables	227,880	11,292
Other tax payables	4,266	2,672

Total	$428,416	$23,899

NOTE 15 – REVENUES

The components of the Company’s revenues are summarized as follows:

	For the three months ended March 31,
	2009	2008

Health products	$118,052	$-
Feminine hygiene and beauty products	227,876	-
Lingerie products	736,929	-
Chinese herbal tea products	203,896	-

Total revenues	$1,286,753	$-

The Company’s main line of business is as a reseller. The Company does not maintain discrete financial information at the product level. As such, no related segment disclosures have been made

NOTE 16 – PROVISION FOR INCOME TAXES

Income tax expense for the three months ended March 31, 2009 and 2008 are summarized as follows:

	For the three months ended March 31,
	2009	2008

Current – PRC income tax provision	$207,754	$-
Deferred income tax provision	(83,107)	(13,536)

Total	$124,647	$(13,536)

A reconciliation of the expected tax with the actual tax expense is as follows:

	For the three months ended March 31,
	2009		2008
	Amount	%	Amount	%
Income/(loss) from operations before provision
for income taxes	$427,628		$(54,146)

Expected PRC income tax expense at
statutory tax rate of 25%	106,907	25.0%	(13,536)	25.0%

Tax effect of expenses that are not deductible
for tax purposes	17,740	4.0%	-	-

Actual tax expense	$124,647	29.0%	$(13,536)	25.0%

(i)

Jiangxi Jien is subject to PRC tax. The provision for PRC income tax is based on a statutory rate of 25% of the assessable income of Jiangxi Jien as determined in accordance with the relevant income tax rules and regulations of the PRC.

(ii)

Plenty Fame is not subject to tax in accordance with the relevant tax laws and regulations of the BVI.

(iii)

Prospect did not generate any assessable profits since its incorporation and therefore is not subject to HKSAR tax.

NOTE 17 – CONCENTRATION OF RISK

Beijing Shanghan International Trading Limited (“Beijing Shanghan”), a related party through a common director since March 1, 2009, is a major customer of the Company and contributed 100% of the Company’s revenues for the three months ended March 31, 2009 (2008: Nil).

NOTE 18 – MATERIAL DEFINITIVE AGREEMENT

(a)

Material Definitive Agreement

On May 31, 2009, Plenty Fame entered into an Agreement for Share Exchange with China Green Creative, Inc. (“CGC”). Pursuant to which CGC shall acquire all of the equity ownership of Plenty Fame in exchange for a certain number of shares of the voting stock of CGC. At the Closing, CGC shall acquire 100% ownership of Plenty Fame.  Consideration to be paid by CGC shall be a total of 277,785,000 newly-issued shares of its common stock (the “Exchange Shares”) in exchange for 100% ownership of Plenty Fame.

(b)

Investment in Shenzhen Jien Electronic Commerce Company Limited (“Shenzhen Jien”)

Subsequent to the balance sheet date, Jiangxi Jien formed Shenzhen Jien, a wholly-owned subsidiary of the Company, on April 13, 2009.  Shenzhen Jien will be principally engaged in the provision of e-commerce services in the PRC.  Its registered capital of RMB3,000,000 was fully paid up in April, 2009.